UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2004

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750

(Address of principal executive offices)

(229) 426-6000

Registrant’s Telephone Number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On Tuesday, December 21, 2004, at a regularly scheduled meeting of the board of directors of Colony Bankcorp, Inc. (the “Company”) and upon the recommendation of James D. Minix, President and Chief Executive Officer, Al D. Ross was appointed President and Chief Operating Officer of the Company. James D. Minix will continue in his capacity as Chief Executive Officer of the Company.

Mr. Ross (40) started with the Company in March of 1998 as an Executive Vice President of its subsidiary bank, Colony Bank Southeast. He was appointed President and Chief Executive Officer of Colony Bank Southeast in May 2001. Mr. Ross also held the position of Senior Vice President of the Company from May 2002 until January 2003, at which time he was promoted to Executive Vice President and Chief Credit Officer, the position he held until this promotion. Mr. Ross currently serves on the board of directors of three subsidiaries of the Company, Colony Bank Southeast, Colony Bank of Fitzgerald and Colony Management Services, Inc.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: December 28, 2004	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice President and
Chief Financial Officer